                                                                    Exhibit 4.4

                           WESTFIELD FINANCIAL, INC.
                             2007 STOCK OPTION PLAN
                            STOCK OPTION CERTIFICATE
                            ------------------------


_______________________________________________________________________________
Name of Optionee                                         Social Security Number

_______________________________________________________________________________
                                 Street Address

_______________________________________________________________________________
City                                 State                             ZIP Code


This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the Westfield Financial, Inc. 2007 Stock Option Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.

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        Option Grant               (A)       (B)       (C)       (D)       (E)
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                 Grant Date:
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   Class of Optioned Shares*      Common    Common    Common    Common    Common
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     No. of Optioned Shares*
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   Exercise Price Per Share*
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   Option Type (ISO or NQSO)
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          Vesting
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     Earliest Exercise Date*
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     Option Expiration Date*
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*Subject  to  adjustment  as  provided  in the Plan and the  General  Terms and
Conditions.

By signing where indicated below, Westfield Financial, Inc. (the "Company") grants this Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a copy of the Westfield Financial, Inc. 2007 Stock Option Plan.

WESTFIELD FINANCIAL, INC.                        OPTIONEE


By _________________________________________     ______________________________
   Name:
   Title:

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Instructions: This page should be completed by or on behalf of the Compensation
Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                      EXHIBIT A
                                                                      ---------

                Westfield financial, Inc. 2007 Stock Option Plan
                            Stock Option Certificate
                            ------------------------

                          General Terms and Conditions

      Section 1. Option Size and Type. The number of shares of Common Stock, par value $0.01 per share ("Shares"), that have been optioned to you under the Westfield Financial, Inc. 2007 Stock Option Plan (the "Plan") is specified in this Stock Option Certificate. If the "Option Type" shown for your stock option is "ISO", then your stock option has been designed with the intent that it qualify to the maximum permissible extent for the special tax benefits applicable to incentive stock options under the Internal Revenue Code of 1986. If the "Option Type" shown for your stock options is "NQSO", then incentive stock option tax treatment is not applicable.

      Section 2. Exercise Price. The Exercise Price for your stock options is the price per Share at which you may acquire the Shares that have been optioned to you and is specified in this Stock Option Certificate. As a general rule, the Exercise Price for your stock options will not change unless there is a stock split, stock dividend, merger or other major corporate event that justifies an adjustment.

      Section 3.  Vesting.

            (a) Earliest Exercise Date. You may not exercise your stock options until they are vested. The date on which your stock options become vested is specified in this Stock Option Certificate as the Earliest Exercise Date. As a general rule, you must be in the service of the Company on an Earliest Exercise Date in order to be vested in the stock options that vest on that date. You may acquire the Shares that have been optioned to you by exercising your stock options at any time during the period beginning on the Earliest Exercise Date and continuing until the applicable Option Expiration Date, by completing and filing the Notice of Exercise of Stock Option that is attached to this Stock Option Certificate as Appendix A and by following the procedures outlined therein.

            (b) Forfeitures. If you terminate service with the Company prior to an Earliest Exercise Date, you will forfeit any stock options that are scheduled to vest on that date. When you forfeit stock options, you relinquish any and all rights that you have to acquire the Shares that were optioned to you.

            (c) Accelerated Vesting. Your outstanding stock options that have not previously vested will become fully and immediately vested, without any further action on your part, in the event of your death or Disability before your termination of service with the Company. Similarly, all of your outstanding stock options that have not previously vested will become fully and immediately vested if a Change of Control occurs before your termination of service with the Company; provided, that these unvested stock options shall accelerate vesting only if no substitute grant is made pursuant to section 7.3(b) of the Plan. In addition, to the extent authorized pursuant to a Plan provision that is approved by the Company's shareholders by the requisite affirmative vote at a meeting of shareholders held on or after January 3, 2008, if your service terminates due to Retirement (as defined in the Plan), then any stock options not theretofore forfeited shall become immediately vested on the date of your Retirement. If vesting accelerates, the accelerated vesting date will be the applicable Earliest Exercise Date.

      Section 4. Option Expiration Date. To derive any benefit from your stock options, you must exercise them during the period that begins on the applicable Earliest Exercise Date and ends on the Option Expiration Date. The Option Expiration Date for your stock options is specified in this Stock Option Certificate. Your Option Expiration Date may be accelerated in the event of your termination of service with the Company. Your stock options will expire on the earliest of (i) the Option Expiration Date, (ii) three months after your termination of service with the Company for any reason other than death, Disability (as defined in the Plan), Retirement (as defined in the Plan) or Termination for Cause (as defined in the Plan); (iii) one year after your termination of service due to death, Disability or Retirement; and (iv) the date and time of your Termination for Cause.

      Note: To qualify for the favorable tax treatment accorded to incentive stock options, you (or, in the event of your death, your estate or designated beneficiaries) must exercise any stock options that are designated as ISOs within three months after you terminate service as a common-law employee of the Company and its affiliates for any reason other than death or disability and within one year after you terminate service as common-law employee due to your death or disability. If they are exercised later, they will be subject to tax as if they were designated as NQSOs.

      Section 5. Amendment. This Certificate may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written Certificate between the Company and you.

      Section 6. Plan Provisions Control. This Certificate and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Certificate, the terms of the Plan, which are incorporated herein by reference, shall control. Capitalized terms in this Certificate have the meaning defined in the Plan, as amended from time to time, unless stated otherwise. By signing this Certificate, you acknowledge receipt of a copy of the Plan.

                     Appendix A to Stock Option Certificate
                Westfield Financial, Inc. 2007 Stock Option Plan
                       Notice of Exercise of Stock Option

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Use this Notice to inform  Westfield  Financial,  Inc. that you are  exercising your right to purchase shares of common stock ("Shares") of Westfield Financial, Inc. pursuant to an option ("Option") granted under the Westfield Financial, Inc. 2007 Stock Option Plan ("Plan"). If you are not the person to whom the Option was granted ("Option Recipient"), you must attach to this Notice proof of your right to exercise the Option granted under the Stock
Option Certificate entered into between Westfield Financial, Inc. and the Option Recipient ("Certificate"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: Westfield Financial, Inc., 141 Elm Street, Westfield, Massachusetts 01085, Attention: Compensation Committee. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by Westfield Financial, Inc. ("Effective Date"). Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan.

OPTION INFORMATION     Identify  below the Option  that you are  exercising  by
                       providing  the  following  information  from  the  Stock
                       Option Certificate.

 Name of Option Recipient:  ______________________________________

 Option Grant Date: _______________, ______  Exercise Price per share: $____.___
                    (Month and Day)  (Year)

EXERCISE PRICE         Compute the Exercise  Price below and select a method of
                       payment.

 Total Exercise Price _______________ x $_________.______ = $___________________
                      (No. of Shares)    (Exercise Price)   Total Exercise Price

 Method of Payment

    [ ]   I enclose a certified  check,  money order, or bank draft
          payable to the order of Westfield Financial,  Inc. in the
          amount of                                                   $_________

    [ ]   I enclose  Shares I have  owned  for at least six  months
          duly endorsed for transfer to Westfield  Financial,  Inc.
          with all stamps  attached  and having a fair market value
          of*                                                         $_________

          Total Exercise Price                                        $_________

 *Subject to Committee approval as an acceptable method of payment.

ISSUANCE OF CERTIFICATES

  I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

         Name and Address               Social Security No.       No. of Shares

__________________________________    ______-________-_______    _______________
__________________________________

__________________________________    ______-________-_______    _______________
__________________________________

__________________________________    ______-________-_______    _______________
__________________________________

WITHHOLDING ELECTIONS    For  Employee  Option  Recipients  with  Non-Qualified
                         Stock Options only. Beneficiaries should not complete.

  I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request Westfield Financial, Inc. to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

   [ ] With a certified or bank check that I will deliver to Westfield Financial, Inc. on the day after the Effective Date of my Option exercise.

   [ ] With the proceeds from a sale of Shares that would otherwise be distributed to me.

   [ ] Retain shares that would otherwise be distributed to me and that have a value equal to the minimum amount required to be withheld by law.


  I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me. I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

   S    H     I understand  that I must rely on, and consult  with,  my own tax
   I    E     and legal counsel (and not Westfield  Financial,  Inc.) regarding
   G    R     the  application of all laws --  particularly  tax and securities
   N    E     laws -- to the transactions to be effected  pursuant to my Option and this Notice.  I  understand  that I will be  responsible  for paying  any  federal,  state and local  taxes that may become due
              upon  the  sale   (including  a  sale  pursuant  to  a  "cashless
              exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

              ____________________________________       ______________________
                           Signature                              Date

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_______________________________Internal Use Only_______________________________


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Received [check one]:   [ ]  By Hand   [ ] By Mail Post Marked _________________
                                                               Date of Post Mark

By ____________________________________________                _________________
               Authorized Signature                             Date of Receipt

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

                     Appendix B to Stock Option Certificate
                           Westfield Financial, Inc.
                             2007 Stock Option Plan

                          Beneficiary Designation Form


GENERAL
INFORMATION     Use  this  form to  designate  the  Beneficiary(ies)  who  will receive vested stock options outstanding to you at the time of your death.

Name of
Award                                                   Social Security Number
Recipient _________________________________________     ______-________-_______


BENEFICIARY Complete sections A and B. If no percentage shares are DESIGNATION specified, each Beneficiary in the same class (primary or contingent)  shall  have  an  equal  share.  If any  designated
                Beneficiary  predeceases  you,  the  shares  of each  remaining
                Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:


        Name                  Address          Relationship   Birthdate   Share

___________________   ______________________   ____________   _________   _____%
                      ______________________

___________________   ______________________   ____________   _________   _____%
                      ______________________

___________________   ______________________   ____________   _________   _____%
                      ______________________                        Total = 100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death:


        Name                  Address          Relationship   Birthdate   Share

___________________   ______________________   ____________   _________   _____%
                      ______________________

___________________   ______________________   ____________   _________   _____%
                      ______________________

___________________   ______________________   ____________   _________   _____%
                      ______________________                        Total = 100%

   S    H     I understand that this Beneficiary Designation shall be effective
   I    E     only if  properly  completed  and  received  by the  Compensation
   G    R     Committee of Westfield  Financial,  Inc.  prior to my death,  and
   N    E     that it is  subject  to all of the  terms and  conditions  of the
              Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding
              Stock Options.


              ____________________________________       ______________________
                         Your Signature                           Date

_______________________________Internal Use Only_______________________________


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This    Beneficiary    Designation   was                Comments
received by the Compensation Committee of Westfield Financial, Inc. on the date indicated.





By ________________________     ________
     Authorized Signature         Date

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